                                                                  EXHIBIT 10.1


                            WRITTEN DESCRIPTION OF
                                  AGREEMENT
                     BETWEEN EMPLOYEE BENEFIT PLANS, INC.
                             AND WILLIAM E. SAGAN
         (prepared pursuant to Regulation S-K, Item 601(10)(iii)(A))




    Effective May 12, 1995, Employee Benefit Plans, Inc. ("EBP") approved a verbal agreement ("Agreement") between EBP and William E. Sagan to continue his employment through the closing of a merger between EBP and a wholly-owned subsidiary of First Financial Management Corporation (the "Merger"), and to facilitate the transition of operations after the Merger. Under the Agreement, if Mr. Sagan is employed by the surviving corporation in the Merger for the 180-day period beginning on the closing of the Merger, Mr. Sagan will receive a bonus of up to $500,000.